SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

              (AN AMENDMENT TO FORM 8-K FILED ON JANUARY 13, 1998)

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported) DECEMBER 29, 1997


                           DENTAL CARE ALLIANCE, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-23219                                         65-0555-126
  ----------------------                            ------------------
 (Commission File Number)                             (IRS Employer
                                                    Identification No.)


               1343 MAIN STREET, 7TH FLOOR SARASOTA, FLORIDA 34236
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


Registrant's Telephone number, including area code   (941) 955-3150


           ----------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OF DISPOSITION OF ASSETS

     On December 29, 1997, Dental Care Alliance, Inc., a Delaware corporation (the "Registrant"), acquired all of the outstanding capital stock of Marketplace Dental, Inc., a Florida corporation ("Marketplace"), pursuant to the merger (the "Merger"), of Marketplace with and into Dental Care Alliance of Florida, Inc. ("DCA Florida"), a wholly-owned subsidiary of the Registrant. The Merger was consummated pursuant to that certain Agreement and Plan of Merger dated December 29, 1997 (the "Merger Agreement") among the Registrant, Marketplace, DCA Florida and James R. Quick, Deborah Browning-Hecht and Frank A. Rodriguez, all of the shareholders of Marketplace (the "Marketplace Shareholders"). A copy of the Merger Agreement is being filed as Exhibit 2.1 hereto. DCA Florida was the surviving corporation in the Merger. Pursuant to the Merger the Company acquired all of the assets of Marketplace. Such assets consisted primarily of non-dental assets (including dental equipment) and management agreements. The Registrant intends to continue use of the equipment purchased in the same manner such equipment was used by Marketplace prior to the Merger. Pursuant to the Merger, all shares of Marketplace common stock were converted into the right to receive, in the aggregate (i) eighty thousand (80,000) shares of the common stock of the Registrant; (ii) an amount in cash equal to the excess of (y) the aggregate of the amount of $500,000, the amount of any cash, security, demand, savings or other deposits in any bank, savings and loan or other financial institution, and/or the face amount of any negotiable or non-negotiable instruments owned by Marketplace and the unamortized amount of any prepaid expenses of Marketplace over (z) the amount of the liabilities of Marketplace to First United Bank and amounts classified as owed to related parties on Marketplace's financial statements, as of the close of business on November 30, 1997 (the "Effective Time"); and (iii) that number of shares of the Registrant's common stock (but not in excess of 79,999 shares), having a value, determined by reference to the average mean between the opening bid and ask quote for such shares over the three trading days immediately preceding the Determination Date (as defined below), equal to the excess, if any, of the EBITDA of the Business (as defined below) of DCA Florida for the twelve month period following the Effective time over the EBITDA of the Business of Marketplace for the twelve month period ending at the Effective Time, multiplied by two.

     For purposes of this Report, EBITDA is an amount equal to the earnings of the Business during each measuring period determined under Generally Accepted Accounting Principles consistently applied, increased by the aggregate of the amounts included as interest expenses, taxes measured by income, depreciation and amortization. The Determination Date is the last day of the twelve month period following the Effective Time. For purposes hereof, "Business" shall include the business of managing dental practices acquired as a result of the Merger and managing any other dental practices acquired and conducted by the Marketplace Shareholders, or any one of them, or an entity owned by such persons.

     The cash portion of the purchase price was paid with a portion of the proceeds of the Registrant's initial public offering.

     As a result of the Merger, Marketplace became a wholly-owned subsidiary of the Registrant. The consideration paid by the Registrant to the Marketplace Shareholders in the Merger was determined by negotiation among the Registrant, Marketplace and the Marketplace Shareholders.

     Marketplace was created through a reorganization of Children's Dental Arcade, Inc. and Wellington Marketplace Dental Group, P.A. ("Wellington") (collectively, the "Combined Practices") effective October 1, 1997. Marketplace was formed as a dental practice management company to separate the administration functions of the practice of dentistry from the professional component. Marketplace provides the dental professional component. For purposes of the pro forma presentation, the historical financial statements of the Combined Practices have been adjusted to remove the professional component which remains the responsibility of Wellington following the acquisition.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS


(a)  Financial statements


     The following financial statements of Children's Dental Arcade, Inc. and Wellington Marketplace Dental Group, P.A. (collectively "Combined Practices") are filed with this amendment to Dental Care Alliance, Inc.'s (the "Company") Form 8-K which was previously filed on January 13, 1998:


                                                                            Page

Report of Independent Certified Public Accountants.........................   3

Combined Balance Sheets - December 31, 1996 and September 30, 1997 ........   4

Combined Statements of Operations - Year ended December 31, 1996 and Nine
Months Ended September 30, 1997 ...........................................   5

Combined Statements of Stockholders' Equity - December 31, 1996 and
September 30, 1997 ........................................................   6

Combined Statements of Cash Flows - Year ended December 31, 1996 and Nine
Months Ended September 30, 1997 ...........................................   7

Notes to Combined Financial Statements ....................................   8

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and
Stockholders of Dental Care Alliance, Inc.


In our opinion, the accompanying combined balance sheets and the related combined statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Children's Dental Arcade, Inc. and Wellington Marketplace Dental Group, P.A. (collectively "Combined Practices") as of September 30, 1997 and December 31, 1996, and the results of their operations and their cash flows for the nine months and the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


Price Waterhouse LLP
Tampa, Florida
March 18, 1998


CHILDREN'S DENTAL ARCADE, INC. AND WELLINGTON MARKETPLACE DENTAL GROUP, P.A.
COMBINED BALANCE SHEETS

                                                                  DECEMBER 31,  SEPTEMBER 30,
                         ASSETS                                       1996          1997
                                                                  ------------  -------------
Current assets:
   Cash                                                            $  45,153      $  63,296
   Accounts receivable, less allowance for uncollectible
      accounts of $11,062 and 18,159, respectively                    74,787         85,366
   Inventory                                                          56,505         56,505
   Other current assets                                               15,801           --
                                                                   ---------      ---------
      TOTAL CURRENT ASSETS                                           192,246        205,167
Property and equipment, net                                          635,164        597,062
Intangible assets, net                                                  --           70,000
Other assets                                                          30,892         38,058
                                                                   ---------      ---------
      TOTAL ASSETS                                                 $ 858,302      $ 910,287
                                                                   =========      =========

             LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                                $  59,258      $  56,668
   Other accrued liabilities                                          80,588         89,192
   Current portion of long-term debt and capital lease
      obligations                                                    147,915        225,762
                                                                   ---------      ---------
      TOTAL CURRENT LIABILITIES                                      287,761        371,622
Long-term debt and capital lease obligations, less
      current portion                                                502,395        491,773
                                                                   ---------      ---------
      TOTAL LIABILITIES                                              790,156        863,395

Commitments and contingencies (Notes 5 and 10)                        --             --

Stockholders' equity:
   Common stock, $.001 par value, 5,000,000 shares authorized,
      4,525,000 and 5,000,000 issued and outstanding as of
      December 31, 1996 and September 30, 1997, respectively           4,525          5,000
   Common stock, $1.00 par value, 1,000 shares authorized,
      issued and outstanding                                           1,000          1,000
   Additional paid-in capital                                         95,475        142,250
   Accumulated deficit                                               (32,854)      (101,358)
                                                                   ---------      ---------
      TOTAL STOCKHOLDERS' EQUITY                                      68,146         46,892
                                                                   ---------      ---------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                   $ 858,302      $ 910,287
                                                                   =========      =========

   The accompanying notes are an integral part of these financial statements.

CHILDREN'S DENTAL ARCADE, INC. AND WELLINGTON MARKETPLACE DENTAL GROUP, P.A. COMBINED STATEMENTS OF OPERATIONS

                                  FOR THE YEAR ENDED   FOR THE NINE MONTHS
                                      DECEMBER 31,     ENDED SEPTEMBER 30,
                                         1996                 1997
                                  ------------------   -------------------

Patient revenue                       $ 1,674,329          $ 1,290,695
                                      -----------          -----------
   TOTAL REVENUES                       1,674,329            1,290,695

Professional salaries and benefits        391,031              334,170
Staff salaries and benefits               465,631              446,791
Dental supplies                            90,532               85,219
Laboratory fees                            58,001               43,232
Marketing                                  17,232                5,138
Occupancy                                 214,618              177,556
Other                                     202,949              141,854
Depreciation and amortization             107,375               96,760
                                      -----------          -----------
                                        1,547,369            1,330,720
                                      -----------          -----------
   Operating income (loss)                126,960              (40,025)

Rental income                             144,000              108,000
Interest expense, net                     (93,576)             (69,979)
                                      -----------          -----------

   Net income (loss)                  $   177,384          $    (2,004)
                                      ===========          ===========

   The accompanying notes are an integral part of these financial statements.


CHILDREN'S DENTAL ARCADE, INC. AND WELLINGTON MARKETPLACE DENTAL GROUP, P.A.
COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                            WELLINGTON MARKETPLACE
                             CHILDREN'S DENTAL ARCADE, INC.   DENTAL GROUP, P.A.
                             ------------------------------ -----------------------
                                                COMMON                     COMMON      ADDITIONAL
                                 COMMON          STOCK        COMMON       STOCK         PAID-IN     ACCUMULATED
                                 STOCK        ($.001 PAR)     STOCK      ($1.00 PAR)     CAPITAL       DEFICIT         TOTAL
                                ---------     -----------   ---------     ---------    ----------    -----------     ---------

Balance, December 31, 1995      4,525,000     $   4,525         1,000     $   1,000     $  95,475     $ (84,076)     $  16,924

Net Income                           --            --            --            --            --         177,384        177,384

Distributions                        --            --            --            --            --        (126,162)      (126,162)
                                ---------     ---------     ---------     ---------     ---------     ---------      ---------

Balance, December 31, 1996      4,525,000         4,525         1,000         1,000        95,475       (32,854)        68,146

Issuance of Common Stock          475,000           475          --            --          46,775          --           47,250

Net Loss                             --            --            --            --            --          (2,004)        (2,004)

Distributions                        --            --            --            --            --         (66,500)       (66,500)
                                ---------     ---------     ---------     ---------     ---------     ---------      ---------

Balance, September 30, 1997     5,000,000     $   5,000         1,000     $   1,000     $ 142,250     $(101,358)     $  46,892
                                =========     =========     =========     =========     =========     =========      =========

   The accompanying notes are an integral part of these financial statements.


CHILDREN'S DENTAL ARCADE, INC. AND WELLINGTON MARKETPLACE DENTAL GROUP, P.A.
COMBINED STATEMENTS OF CASH FLOWS

                                                           FOR THE YEAR ENDED       FOR THE NINE MONTHS
                                                              DECEMBER 31,          ENDED SEPTEMBER 30,
                                                                  1996                    1997
                                                           -------------------      -------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                           $ 177,384                $  (2,004)
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
        Depreciation and amortization                            107,375                   96,760
        Issuance of common stock for services                       --                     47,250
   (Increase) decrease in:
     Accounts receivable                                          13,942                  (10,579)
     Inventory                                                    (7,612)                    --
     Other current assets                                        (14,322)                  15,799
   Increase (decrease) in:
     Accounts payable                                             24,080                   (2,588)
     Other accrued liabilities                                   (13,430)                   8,604
                                                               ---------                ---------
        Net cash provided by operating activities                287,417                  153,242
                                                               ---------                ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Additions to property and equipment                           (23,043)                 (23,150)
   Payment for acquisition of physician practice                    --                   (105,000)
   Decrease (increase) other assets                                5,570                   (7,674)
                                                               ---------                ---------
     Net cash used in investing activities                       (17,473)                (135,824)
                                                               ---------                ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on long-term debt                                   (133,467)                (102,708)
   Proceeds from issuance of long-term debt                        --                     169,933
   Distributions                                                (126,162)                 (66,500)
                                                               ---------                ---------
     Net cash (used in) provided by financing activities        (259,629)                     725
                                                               ---------                ---------

     Net increase in cash                                         10,315                   18,143

Cash at beginning of period                                    $  34,838                $  45,153
Cash at end of period                                          $  45,153                $  63,296

Supplemental disclosures of cash flow information:

Cash paid during the year for interest                         $  96,276                $  61,785


The accompanying notes are an integral part of these financial statements.

CHILDREN'S DENTAL ARCADE, INC. AND WELLINGTON MARKETPLACE DENTAL GROUP, P.A. NOTES TO COMBINED FINANCIAL STATEMENTS



1.  OPERATIONS AND ORGANIZATION


     Children's Dental Arcade, Inc. ("CDA"), was incorporated on January 26, 1994 and operates dental practices in Palm Beach County, Florida. The dental practices are owned by Wellington Marketplace Dental Group, P.A. ("Wellington"), a professional association, which was formed on October 18, 1990. Wellington is owned 100% by a shareholder who also owns 95% of CDA.

     The dental practices operated by and the opening dates of the CDA and Wellington (collectively the "Combined Practices" or the "Company") locations are as follows:


     Wellington A-5      October, 1990      Wellington A-2      September, 1994
     Mangonia Park       May, 1994          Delray Beach        September, 1995
     Belle Glade         June, 1994         Okeechobee Blvd     July, 1997
     Lake Worth          August, 1994


2. SIGNIFICANT ACCOUNTING POLICIES

           BASIS OF PRESENTATION. The accompanying combined financial statements include the operations of CDA and Wellington, which have been prepared on the accrual basis of accounting. The operations of CDA and Wellington are combined for purposes of financial reporting as they are under common control (see Note
11). All intercompany accounts and transactions have been eliminated in combination.

           USE OF ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

           ACCOUNTS RECEIVABLE. Accounts receivable are stated at the net realizable value which is net of allowances for contractual adjustment, discounts and allowance for doubtful accounts.

           CONCENTRATIONS OF CREDIT RISK. Assets subject to credit risk consist primarily of accounts receivable. Management believes that risk associated with accounts receivable is mitigated due to the large number of individual accounts.

           INVENTORY. Inventory consists primarily of dental supplies and small tools and are stated at cost using the first-in first-out method.

          PROPERTY AND EQUIPMENT. Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight line method over estimated useful lives ranging from 5 to 10 years.

           INTANGIBLE ASSETS. Intangible assets consists of goodwill and patient lists which are being amortized over a period of 10 years.

           FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair value of amounts reported in the financial statements have been determined by using available fair market information and appropriate valuation methodologies. The carrying value of all current assets and current liabilities approximates fair value because of their short-term nature. The carrying value of all non-current financial instruments are considered to approximate fair value based on current market rates and instruments with similar risks and maturities.

           INCOME TAXES. The Company, with the consent of its stockholders has elected under the Internal Revenue Code to be an S Corporation. In lieu of corporate income taxes, the stockholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for income taxes has been included in these financial statements.

CHILDREN'S DENTAL ARCADE, INC. AND WELLINGTON MARKETPLACE DENTAL GROUP, P.A.
NOTES TO COMBINED FINANCIAL STATEMENTS

3. PROPERTY AND EQUIPMENT

   Property and equipment consists of the following:

                            DECEMBER 31,        SEPTEMBER 30,
                                1996                1997
                            -----------         ------------
Furniture and equipment     $   125,318         $   142,475
Dental equipment                462,900             502,988
Leasehold improvements          369,302             369,942
                            -----------         -----------
                                957,520           1,015,405
Accumulated depreciation       (322,356)           (418,343)
                            -----------         -----------
                            $   635,164         $   597,062
                            ===========         ===========

Depreciation expense for the periods ending December 31, 1996 and September 30, 1997 was approximately $107,000 and $96,000, respectively.

4. DEBT

Long-term debt and capital lease obligations consists of the following:
                                                                                      DECEMBER 31,     SEPTEMBER 30,
                                                                                          1996             1997
                                                                                      -----------      ------------
Capital lease obligations, secured by majority of equipment and leasehold improvements and guaranteed by principal shareholder of Combined Practices.
Various terms ranging from five to six years with imputed interest rates
of 13.6% - 17.2%                                                                        $379,300         $321,000

Note payable to financial institution, guaranteed by Small Business
Administration and guaranteed by principal shareholder of Combined Practices, secured by third mortgage on personal residence, assignment of notes and mortgages and life insurance policy on shareholder. Interest rate at 2.75% over
lender's prime (11.75% at September 30, 1997), maturing in the year 2001.                183,860          165,735

Note payable to equipment finance company, secured by equipment at
dental practice, interest at 11.9%, maturing in 2002                                        --            123,465

Notes payable to shareholder, unsecured, bearing interest at 10% per annum
and due on demand.(Note 8)                                                               87,150           77,335

Note payable to seller, secured by equipment and leasehold improvements
and dental practice, interest at 10% maturing in 2000.(Note 9)                              --             20,000

Line of credit with financial institution, unsecured, due in 1997 with interest
of 2% over prime.(10.5% at September 30, 1997)                                              --             10,000
                                                                                        --------         --------
                                                                                         650,310          717,535
             Less current portion                                                        147,915          225,762
                                                                                        --------         --------
                                                                                        $502,395         $491,773
                                                                                        ========         ========

Future debt principal payments as of September 30, 1997 are:

                             YEAR
                             -----
                             1998         $139,010
                             1999           78,016
                             2000           65,136
                             2001           73,129
                             2002           41,244
                                          --------
                                          $396,535
                                          ========

Future payments on capital lease obligations as of September 30, 1997 are:

                             YEAR
                             ----
                             1998         $ 86,752
                             1999          100,216
                             2000          133,730
                             2001              302
                                          --------
                                          $321,000
                                          ========

CHILDREN'S DENTAL ARCADE, INC. AND WELLINGTON MARKETPLACE DENTAL GROUP, P.A. NOTES TO COMBINED FINANCIAL STATEMENTS

5.  OPERATING LEASES

    The Company leases its administrative offices, all of its dental offices and two automobiles under operating leases. All of the dental offices are for initial terms of five years and provide for one or two renewal terms of similar periods. The lease covering the administrative office is for a term of three years. All of the real estate leases also provide for increasing rent payments over the lease terms or for increases in rent based upon changes in the consumer price index. The two automobile leases are for three year terms and provide for fixed price purchase options at the expiration of the lease terms.

    Future minimum rental commitments on operating leases as of September 30, 1997 are as follows:

    1998          $124,000
    1999            89,000
                  ========
                  $213,000
                  ========

    Operating lease expense for the periods ended December 31, 1996 and September 30, 1997 are approximately $156,000 and $128,000, respectively.

6.  COMMON STOCK ISSUED FOR SERVICES

    The Company issued 475,000 shares of common stock (in exchange for no consideration) to an employee and legal counsel during February 1997 in recognition of past services rendered. The issuance of the common stock has been recorded based upon the estimated fair value of the stock at the date of issuance. The Company has recognized $47,250 of expense in the accompanying statement of operations in conjunction with this issuance.

7.  RENTAL INCOME

    The Company leases dental equipment and subleases office space to a physician for $12,000 per month. The lease has no stated expiration date and may be terminated by either party.

8.  RELATED PARTY

    The Company has two notes payable with the majority shareholder of the Combined Practices. The notes are unsecured and bear interest at 10% per annum. The notes are included in long-term debt and are classified as current consistent with their demand nature. The Company recorded $9,000 in interest expense related to these notes for the nine months ended September 30, 1997.

9.  ACQUIRED BUSINESS

    On July 31, 1997, the Company acquired the assets of a physician practice for $105,000 located in West Palm Beach, Florida. The acquisition was accounted for under the purchase method and was financed through a note payable with an equipment finance company. Goodwill related to the acquisition is being amortized over ten years. The results of the operations of the acquired physicians practice for the period August 1, 1997 through September 30, 1997 are included in these financial statements.

    The purchase price was allocated as follows based upon the fair values of the assets:

               Dental equipment     $35,000
               Patient list          20,000
               Goodwill              50,000
                                   --------
                                   $105,000
                                   ========

10. COMMITMENTS AND CONTINGENCIES

    During 1996, a sample of the dental practices' claims to the Medicaid program were audited. The preliminary results, as asserted by the auditor, are that the Company will be required to repay amounts received from certain claims to the program. The Company has appealed the results of the audit. Legal counsel estimates that a settlement of approximately $39,000 will be required to resolve this matter. As a result, the Company has accrued $39,000, which is included in accounts payable.

11. SUBSEQUENT EVENTS

    On October 1, 1997, CDA became known as Marketplace Dental, Inc. ("MDI"). Concurrent with this change, Wellington transferred to MDI at book value, which approximated fair value, all of the Wellington dental assets. MDI became the management company responsible for the non-dental aspects of operations. MDI and Wellington entered into a Management Agreement whereby MDI will receive a fee equal to 70% of net patient revenue and assume liability for payment of all expenses of Wellington, with the exception of
    (1) salary and benefits to employ the dentists, hygienists and contracted specialists; (2) debt and asset carrying costs on the acquisition of practices; and (3) any other direct costs to the P.A. not covered under the Management Agreement (see Note 2).

    On December 29, 1997, pursuant to an Agreement and Plan of Merger (the "Agreement"), Dental Care Alliance, Inc. ("DCA") acquired all of the outstanding stock of MDI in exchange for 80,000 shares of DCA common stock and an amount in cash equal to the excess of $500,000 over the net of certain assets and liabilities which were acquired, as defined in the agreement, of MDI as of its November 30, 1997 closing balance sheet. The Agreement also provides for the issuance of additional shares of DCA common stock, calculated at fair market value, equal to two times the increase in earnings before income taxes and depreciation and amortization of the MDI business for the twelve month period subsequent to November 30, 1997.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS



(b)     Pro Forma Financial Information


        The following unaudited Pro Forma financial information required pursuant to Article 11 of Regulation S-X are filed with this amendment to the Company's Form 8-K which was previously filed on January 13, 1998.

                                                                           PAGE
                                                                           ----

Basis of Presentation  .................................................... 12
Unaudited Pro Forma Combined Balance Sheet - September 30, 1997............ 13
Unaudited Pro Forma Combined Statement of Operations - Year Ended
December 31, 1996.......................................................... 14
Unaudited Pro Forma Combined Statement of Operations - Nine months Ended
September 30, 1997......................................................... 15
Notes to Unaudited Pro Forma Combined Financial Information................ 16


(c) Exhibits

    2.1 Agreement and Plan of Merger, dated December 29, 1997, by and among the Registrant, Marketplace, DCA Florida and the Marketplace Shareholders*

    2.2 Plan and Articles of Merger of Marketplace with and into DCA Florida dated December 29, 1997, as filed with the Secretary of State of Florida*

*Previously filed as an identically numbered exhibit to the Registrant's Current Report on Form 8-K dated December 29, 1997 as filed with the Commission on January 13, 1998.

                           DENTAL CARE ALLIANCE, INC.
                              BASIS OF PRESENTATION
               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION



The unaudited pro forma combined statements of operations for the year ended December 31, 1996 and the nine months ended September 30, 1997 give effect to the acquisition of Marketplace Dental, Inc. ("MDI"), as if it had occurred at the beginning of each period. The unaudited pro forma combined balance sheet as of September 30, 1997 gives effect to the acquisition of MDI on December 29, 1997 as if it had occurred on September 30, 1997. The MDI acquisition has been accounted for using the purchase method of accounting.

The unaudited pro forma combined financial information has been prepared by the Company based on the Company's audited statement of operations for the year ended December 31, 1996, the unaudited statement of operations and balance sheet as of and for the nine months ended September 30, 1997, and the audited financial statements of the Combined Practices as of and for the year ended December 31, 1996 and as of and for the nine months ended September 30, 1997. The audited historical financial statements of the Combined Practices, are included elsewhere in this Form 8-K/A. The unaudited pro forma combined financial information should be read in conjunction with the complete historical financial statements of Dental Care Alliance, Inc. and the notes thereto as filed by the Company in its prospectus, and the historical financial statements of the Combined Practices included as a part of this Form 8-K/A. The pro forma combined financial information does not purport to be indicative of the combined results of operations that actually would have occurred if the transactions described above had been effected at the dates indicated or to project future results of operations for any period.

DENTAL CARE ALLIANCE, INC.
UNUADITED PRO FORMA COMBINED BALANCE SHEET
SEPTEMBER 30, 1997



                                                   COMBINED     PRO FORMA     PRO FORMA    HISTORICAL    ACQUISITION    PRO FORMA
                         ASSETS                    PRACTICES   ADJUSTMENTS      MDI         COMPANY      ADJUSTMENTS     COMPANY

Current assets:
   Cash and cash equivalents                       $  63,296   $ (27,629)b  $  35,667   $   442,747                  $  478,414
   Accounts receivable                                85,366     (14,872)b       --            --                          --
                                                                 (70,494)a
   Consulting and license fees receivable               --                       --          70,917                      70,917
   Management fee receivable from P.A.s                 --        17,456 a     17,456       653,177                     670,633
   Advances to P.A.s                                    --                       --         817,554                     817,554
   Inventory                                          56,505      (9,655)b     46,850           --                       46,850
   Other current assets                                 --                                  131,662                     131,662
   Current portion of long-term
      notes receivable from P.A.s                       --                       --          72,533                      72,533
                                                   ---------   ---------    ---------   -----------   -----------   -----------
      Total current assets                           205,167    (105,194)      99,973     2,188,590                   2,288,563
Property and equipment, net                          597,062     (69,909)b    527,153       559,104       (21,810)4   1,064,447


Intangible assets, net                                70,000     (70,000)b       --       1,682,420     1,300,000 1   2,830,340
                                                                                                         (311,519)2
                                                                                                          137,629 3
Long-term notes receivable from P.A.s,                                                                     21,810 4
      less current portion                              --                       --         146,304                     146,304
Other assets                                          38,058      (4,914)b     33,144       204,264                     237,408
                                                   ---------   ---------    ---------   -----------   -----------   -----------
      Total assets                                 $ 910,287   $(250,017)   $ 660,270   $ 4,780,682   $ 1,126,110   $ 6,567,062
                                                   =========   =========    =========   ===========   ===========   ===========
             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                $  56,668   $  (4,359)b  $  52,309   $   640,651   $   (39,000)2 $   653,960
   Accrued payroll and payroll related costs            --                       --         328,504                     328,504
   Other accrued liabilities                          89,192     (10,381)b     78,811       327,585       (50,205)2     356,191
   Due to seller                                        --          --           --           --          500,000 1     500,000
   Bank credit facility                                 --                       --         212,687                     212,687
   Current portion of long-term debt                 225,762                  225,762       208,281      (119,362)2     314,681
                                                   ---------   ---------    ---------   -----------   -----------   -----------
      Total current liabilities                      371,622     (14,740)     356,882     1,717,708       291,433     2,366,023
Long-term debt, less current portion                 491,773     (50,756)b    441,017       681,511      (102,952)2   1,019,576
                                                   ---------   ---------    ---------   -----------   -----------   -----------
      Total liabilities                              863,395     (65,496)     797,899     2,399,219       188,481     3,385,599
Commitments and contingencies
Mandatorily redeemable preferred stock,
      $.01 par value, 15,000 shares
      authorized, issued and outstanding                                         --       1,503,062                   1,503,062
Put rights associated with common stock                                          --         191,237                     191,237
                                                   ---------   ---------    ---------   -----------   -----------   -----------
                                                                                 --       1,694,299          --       1,694,299
                                                   ---------   ---------    ---------   -----------   -----------   -----------
Stockholders' equity:
   Common stock, $.01 par value, 50,000,000
      shares authorized, 3,995,460 issued
      and outstanding                                                                        42,433           800 1      43,233
   Common stock, $.001 par value, 5,000,000
      shares authorized, issued and outstanding        5,000                    5,000                      (5,000)3          --
   Common stock, $1.00 par value, 1,000
      shares authorized, issued and outstanding        1,000      (1,000)b      --
Additional paid-in capital, net of $272,768
   Stock Subscription receivable                     142,250                  142,250       572,238       799,200 1   1,371,438
                                                                                                         (142,250)3
Retained earnings                                   (101,358)    (34,257)a   (284,879)       72,493       284,879 3      72,493
                                                        --      (149,264)b
                                                   ---------   ---------    ---------   -----------   -----------   -----------
      Total stockholders' equity                      46,892    (184,521)    (137,629)      687,164       937,629     1,487,164
                                                   ---------   ---------    ---------   -----------   -----------   -----------
      Total liabilities and stockholders'
      equity                                       $ 910,287   $(250,017)   $ 660,270   $ 4,780,682   $ 1,126,110   $ 6,567,062
                                                   =========   =========    =========   ===========   ===========   ===========

              The accompanying notes are an integral part of these
                         pro forma financial statements.

DENTAL CARE ALLIANCE, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 1996




                                                 COMBINED     PRO FORMA       PRO FORMA     HISTORICAL    ACQUISITION     PRO FORMA
                                                 PRACTICES    ADJUSTMENTS        MDI         COMPANY      ADJUSTMENTS      COMPANY

Patient revenue                                 $ 1,674,329  $(1,674,329)a  $      --      $      --     $      --     $      --
Management fees                                        --      1,172,030 a    1,172,030      1,289,828                   2,461,858
Consulting and licensing fees                          --                                      347,600                     347,600
                                                -----------  -----------    -----------    -----------   -----------   -----------
             Total revenues                       1,674,329     (502,299)     1,172,030      1,637,428          --       2,809,458

Managed dental center expenses:
      Professional salaries and benefits            391,031     (391,031)a         --             --                          --
      Staff salaries and benefits                   465,631                     465,631        223,657                     689,288
      Dental supplies                                90,532                      90,532         79,448                     169,980
      Laboratory fees                                58,001                      58,001         98,222                     156,223
      Marketing                                      17,232                      17,232         38,128                      55,360
      Occupancy                                     214,618                     214,618        106,501                     321,119
      Other                                         202,949                     202,949         57,182                     260,131
                                                -----------  -----------    -----------    -----------   -----------   -----------
             Total managed dental center
                expenses                          1,439,994     (391,031)     1,048,963        603,138          --       1,652,101
                                                -----------  -----------    -----------    -----------   -----------   -----------
                                                    234,335     (111,268)       123,067      1,034,290          --       1,157,357
      Salaries and benefits                            --                          --          521,683                     521,683
      General and administrative                       --                          --          260,558                     260,558
      Depreciation and amortization                 107,375      (25,701)b       81,674         27,654        42,801 5     152,129
                                                -----------  -----------    -----------    -----------   -----------   -----------
             Operating income (loss)                126,960      (85,567)        41,393        224,395       (42,801)      222,987
      Rental income                                 144,000                     144,000                                    144,000
      Interest income (expense), net                (93,576)       5,126b       (88,450)        20,781        24,518 7     (88,151)
                                                                                                             (45,000)6
                                                -----------  -----------    -----------    -----------   -----------   -----------
Income (loss) before income taxes and
   minority interest                                177,384      (80,441)        96,943        245,176       (63,283)      278,836
Provision for income taxes                                                                      35,500         4,800 8      40,300
Minority interest                                                                                7,674                       7,674
                                                -----------  -----------    -----------    -----------   -----------   -----------
Net income (loss)                                   177,384      (80,441)        96,943        202,002       (68,083)      230,862
      Adjustment to redemption value of
        common and preferred securities                                                       (191,237)                   (191,237)
      Cumulative preferred stock dividend                                                       (6,485)                     (6,485)
                                                -----------  -----------    -----------    -----------   -----------   -----------

Net income (loss) applicable to common
    shares                                      $   177,384  $   (80,441)   $    96,943    $     4,280   $   (68,083)  $    33,140
                                                ===========  ===========    ===========    ===========   ===========   ===========
Net income (loss) per common share:
   Basic                                                                                   $      0.00                 $      0.01
   Diluted                                                                                 $      0.00                 $      0.01
Weighted average common shares outstanding:
   Basic                                                                                     3,829,029                   3,909,029
   Diluted                                                                                   3,873,747                   3,953,747


              The accompanying notes are an integral part of these
                         pro forma financial statements.

DENTAL CARE ALLIANCE, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997


                                                COMBINED      PRO FORMA      PRO FORMA      HISTORICAL    ACQUISITION     PRO FORMA
                                                PRACTICES     ADJUSTMENTS       MDI          COMPANY      ADJUSTMENTS      COMPANY

Patient Revenue                               $ 1,290,695    $(1,290,695)a  $              $              $      --     $      --
Management fees                                      --          903,487 a      903,487      4,692,756                    5,596,243
Consulting and licensing fees                        --                            --          216,284                      216,284
                                              -----------    -----------    -----------    -----------    -----------   -----------
             Total revenues                     1,290,695       (387,208)       903,487      4,909,040           --       5,812,527
Managed dental center expenses:
      Professional salaries and benefits          334,170       (334,170)a         --             --                            --
      Staff salaries and benefits                 446,791                       446,791      1,294,446                    1,741,237
      Dental supplies                              85,219                        85,219        391,315                      476,534
      Laboratory fees                              43,232                        43,232        627,610                      670,842
      Marketing                                     5,138                         5,138        263,031                      268,169
      Occupancy                                   177,556                       177,556        614,980                      792,536
      Other                                       141,854                       141,854        585,621                      727,475
                                              -----------    -----------    -----------    -----------    -----------   -----------
             Total managed dental center
               expenses                         1,233,960       (334,170)       899,790      3,777,003           --       4,676,793
                                              -----------    -----------    -----------    -----------    -----------   -----------
                                                   56,735        (53,038)         3,697      1,132,037           --       1,135,734
      Salaries and benefits                          --                            --          557,528                      557,528
      General and administrative                     --                            --          313,054                      313,054
      Depreciation and amortization                96,760        (18,781)b       77,979         87,062         32,100 5     197,141
                                              -----------    -----------    -----------    -----------    -----------   -----------
             Operating income (loss)              (40,025)       (34,257)       (74,282)       174,393        (32,100)       68,011
      Rental Income                               108,000                       108,000                                     108,000
      Interest income (expense), net              (69,979)         3,844 b      (66,135)        45,809         18,388 7     (13,188)
                                                                                                              (11,250)6
                                              -----------    -----------    -----------    -----------    -----------   -----------
Income (loss) before income taxes and
        minority interest                          (2,004)       (30,413)       (32,417)       220,202        (24,962)      162,823
Provision for income taxes                                                                      84,943         22,000 8      62,943
Minority interest                                                                                 --                           --
                                              -----------    -----------    -----------    -----------    -----------   -----------
Net income (loss)                                  (2,004)       (30,413)       (32,417)       135,259         (2,962)       99,880
      Adjustment to redemption value of
        common and preferred securities                                                        (10,500)                     (10,500)
      Cumulative preferred stock dividend                                                      (90,000)                     (90,000)
                                              -----------    -----------    -----------    -----------    -----------   -----------
Net income (loss) applicable to common
         shares                               $    (2,004)   $   (30,413)   $   (32,417)   $    34,759    $    (2,962)  $      (620)
                                              ===========    ===========    ===========    ===========    ===========   ===========
Net income (loss) per common share:
   Basic                                                                                   $      0.01                  $       .00
   Diluted                                                                                 $      0.01                  $       .00
Weighted average common shares outstanding:
   Basic                                                                                     4,169,197                    4,249,197
   Diluted                                                                                   4,256,675                    4,336,675

              The accompanying notes are an integral part of these
                         pro forma financial statements.

                          NOTES TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL INFORMATION


The accompanying unaudited pro forma combined financial information presents the pro forma financial position of Dental Care Alliance, Inc. (the "Company") as of September 30, 1997 and the pro forma results of its operations for the year ended December 31, 1996 and the nine months ended September 30, 1997.

On December 29, 1997, the Company acquired the assets of Marketplace Dental, Inc. ("MDI"). The accompanying unaudited pro forma combined balance sheet includes the acquired assets, assumed liabilities and effects of financing the MDI acquisition as if the acquisition had taken place on September 30, 1997. The accompanying unaudited pro forma combined statements of income reflect the pro forma results of operations of the Company as if MDI had been acquired on January 1, 1996.

MDI was created through a reorganization of Children's Dental Arcade, Inc. and Wellington Marketplace Dental Group, P.A. ("Wellington") (collectively, the "Combined Practices") effective October 1, 1997. MDI was formed as a dental practice management company to separate the administrative functions of the practice of dentistry from the professional component. MDI provides the dental practice management services while Wellington is responsible for the professional component. For purposes of the pro forma presentation, the historical financial statements of the Combined Practices have been adjusted to remove the professional component which remains the responsibility of Wellington following the acquisition.

The pro forma adjustments reflected in the pro forma combined balance sheet and combined statement of operations are as follows:

  (a) To reflect the elimination of historical net patient revenue, patient receivables and dental professional costs and establish management fee revenue and receivable.

  (b) To eliminate the assets and liabilities of Wellington from those of the Combined Practices, as such were retained by the original shareholder. The statements of operations have likewise been adjusted to reflect reduction of expenses relating to the carrying cost of those of assets.

The acquisition adjustments reflected in the pro forma combined balance sheet and statement of operations are as follows:

  (1) Reflects the acquisition of MDI for a total cost of approximately $1,300,000. The acquisition cost consisted of cash of $500,000 to be paid by the Registrant and $800,000 in common stock of the Registrant representing 80,000 common shares valued at the fair market value at December 29, 1997 of $10/share.

  (2)  Reflects the liabilities retained by the seller.

  (3)  Reflects the adjustment to eliminate the equity of MDI.

  (4) Reflects the adjustment to reduce acquired property and equipment to fair market value.

  (5) Reflects the expense associated with amortization of the intangible asset recorded in conjunction with the acquisition.

  (6) Reflects the expense associated with the carrying cost of the amount due to seller.

  (7) Reflects the reduction of expense associated with the carrying cost of the liabilities retained by the seller.

  (8)  Reflects the tax effect of the acquisition adjustments.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                   DENTAL CARE ALLIANCE, INC.



Dated:  March 16, 1998             By: /s/ STEVEN R. MATZKIN
                                      ----------------------
                                      Steven R. Matzkin, Chairman of the
                                      Board of Directors, Chief Executive
                                      Officer and President